UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Strategic Storage Trust, Inc. (the “Registrant”), through certain property-owning special purpose entities, entered into a loan agreement and various promissory notes in connection with eleven individual loans obtained from The Prudential Insurance Company of America (collectively, the “Prudential Loan”). Please see Item 2.03 below for a description of the Prudential Loan.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 25, 2010, the Registrant, through eleven special purpose entities that hold certain of its self storage facilities (the “Encumbered Properties”), entered into the Prudential Loan for a total principal amount of approximately $32.6 million. The proceeds from the Prudential Loan will be used to make future acquisitions of self storage facilities. Each of the individual loans comprising the Prudential Loan has a term of nine years and matures on September 5, 2019. Ten of the loans bear a fixed interest rate of 5.43% per annum, and the remaining loan bears a fixed interest rate of 5.31% per annum, all on a 30-year amortization schedule. Payments of principal and interest are due on a monthly basis, and the Registrant may prepay all or any portion of the Prudential Loan upon 30 days’ written notice to Prudential, subject to a prepayment premium.

The Prudential Loan consists of eleven separate loans, each of which is secured by a first priority mortgage or deed of trust on one of the Encumbered Properties. Each of the eleven individual loans also carries with it a Promissory Note, Assignment of Leases and Rents, Supplemental Guaranty and Recourse Liabilities Guaranty. The terms of these five agreements are identical other than information that specifically relates to the properties individually. Forms of each of these additional agreements are attached as Exhibits 10.2 through 10.6 to this Current Report on Form 8-K. Each of the individual loans under the Prudential Loan is cross-collateralized by the other ten.

The Prudential Loan contains a number of other customary terms and covenants. The description of the Prudential Loan above is qualified in its entirety by the relevant loan documents attached hereto as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Collateral Loan Agreement by and among The Prudential Insurance Company of America and Eleven Special-Purpose Entities dated August 25, 2010

10.2	Form of Promissory Note

10.3	Form of Mortgage or Deed of Trust and Security Agreement

10.4	Form of Assignment of Leases and Rents

10.5	Form of Supplemental Guaranty

10.6	Form of Recourse Liabilities Guaranty

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: August 31, 2010	By:	/s/ H. Michael Schwartz
H. Michael Schwartz Chief Executive Officer